                                                                    EXHIBIT 99.1

[FIDELITY INVESTMENTS LOGO]

                                   10B5-1 TRADING PLAN - CLIENT INSTRUCTION FORM
                                    FOR TRADING IN SECURITIES IN COMPLIANCE WITH
                                    RULE 10b5-1 UNDER THE SECURITIES ACT OF 1933

    PLEASE CALL 800-544-6161 FOR ANY ASSISTANCE THAT YOU MAY REQUIRE WITH THE
                   COMPLETION OF THIS CLIENT INSTRUCTION FORM

================================================================================

                              I. CLIENT INFORMATION

CLIENT/PARTICIPANT FIDELITY BROKERAGE ACCOUNT NUMBER: __________________________

EFFECTIVE DATE OF THIS INSTRUCTION FORM: 12/09/2004

TERMINATION DATE OF THIS INSTRUCTION FORM (SEE SECTION A(5) FOR OTHER TERMINATION EVENTS): 12/31/05

CLIENT NAME: Jeffrey Glidden                      CLIENT SSN: __________________

CLIENT ADDRESS: ________________________________________________________________

CLIENT PHONE NO.: _________________________   CLIENT FAX NO.: __________________

ISSUER NAME: RSA Security

CLASS AND PAR VALUE OF SECURITIES: Common $.01 par            STOCK SYMBOL: RSAS

AFFILIATE/"CONTROL PERSON" STATUS: (check applicable boxes)

 X  I am   [ ] I am not     an officer, director or 10% owner of Issuer

 X  I have [ ] I have not   been notified that Issuer will file Form 4
                            statements on my behalf consistent with Issuer's designation of me as a "Section 16 reporting person"

 X  I have [ ] I have not   been notified by Issuer that I may be deemed an
                            "affiliate," as defined in Rule 144 of the Securities Act of 1933

================================================================================

                              II. SELLING SCHEDULE

                              LONG SHARES HELD ON DEPOSIT WITH FIDELITY AND TO BE SOLD/DONATED
----------------------------------------------------------------------------------------------------------------------------
                                                   EARLIEST                                                      DONOR
                                                   POSSIBLE                       TIME IN FORCE    LIMIT      NAME/FIDELITY
                     ORIGINAL       NATURE OF    SALE/DONATION   TYPE OF ORDER     (DAY/DATE       PRICE     BROKERAGE ACCT.
NUMBER OF SHARES   PURCHASE DATE   ACQUISITION       DATE(1)     (MARKET/LIMIT)     RANGE/GTC)    (IF ANY)     NO. (IF ANY)
----------------   -------------   -----------   -------------   --------------   -------------   --------   ---------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

                         SHARES TO BE PURCHASED AND DEPOSITED WITH FIDELITY
----------------------------------------------------------------------------------------------------
                      TYPE OF ORDER                      TIME IN FORCE                   LIMIT PRICE
NUMBER OF SHARES    (MARKET/LIMIT) (1)    (SPECIFY DAY/DATE RANGE/GOOD-TILL-CANCELED)      (IF ANY)
----------------    ------------------    -------------------------------------------    -----------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------
(1) Where possible, orders will be traded on a "not held" basis. "Not Held" means an instruction on an order to buy or sell securities, indicating that the customer has given the floor broker time and price discretion in executing the best possible trade but will not communicate with the floor broker during such execution or hold the broker responsible if the best deal is not obtained. Client acknowledges that, for purposes of Rule 10b5-1, such activities shall not be deemed to be the independent discretion of Broker concerning how, when or whether to effect trades in the Shares.

                                                  PURCHASE PLAN SHARES TO BE SOLD
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TIME IN
DATE ON WHICH SHARES      NUMBER OF SHARES     NUMBER OF SHARES TO                                             FORCE        LIMIT
WILL BE DELIVERED TO       TO BE ACQUIRED      BE SOLD UNDER THIS     EARLIEST POSSIBLE    TYPE OF ORDER     (DAY/DATE      PRICE
      BROKER            UNDER PURCHASE PLAN       TRADING PLAN          SALE DATE (1)      (MARKET/LIMIT)    RANGE/GTC)    (IF ANY)
--------------------    -------------------    -------------------    -----------------    --------------    ----------    --------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



                                               STOCK OPTION SHARES TO BE SOLD (HELD)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TIME IN
                 OPTION     NUMBER OF      NUMBER OF        NUMBER OF       EARLIEST                           FORCE        LIMIT
OPTION GRANT    EXERCISE    OPTIONS TO    SHARES TO BE    SHARES TO BE      POSSIBLE       TYPE OF ORDER     (DAY/DATE      PRICE
    DATE         PRICE       EXERCISE         SOLD            HELD        SALE DATE (1)    (MARKET/LIMIT)    RANGE/GTC)    (IF ANY)
------------    --------    ----------    ------------    ------------    -------------    --------------    ----------    --------
SEE ATTACHED
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

On any day when Broker must exercise Options in order to cover a shortfall in the Client Account, Broker should:

[ ]   exercise first those vested Options with the earliest expiration date.

[ ]   exercise first those vested Options with the lowest strike price.

[X]   other (insert other direction) PAY OUT OF POCKET

                                                      EQUITY SWAP ARRANGEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         INVESTMENT RETURN
                                NUMBER OF     PAYMENT TERMS        DELIVER COMPANY                        TO WHICH CLIENT
                              COMPANY SHARES   FOR COMPANY      SHARES OUT OF CLIENT                      BECOMES ENTITLED
EFFECTIVE DATE     NAME OF      SUBJECT TO      SHARES ON     ACCOUNT? (IF SO, SPECIFY  SETTLEMENT DATE    ON SETTLEMENT    COMMENTS
OF TRANSACTION  COUNTERPARTY   EQUITY SWAP    EFFECTIVE DATE   DELIVERY REQUIREMENTS)   OF TRANSACTION         DATE         (IF ANY)
--------------  ------------  --------------  --------------  ------------------------  ---------------  -----------------  --------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------
(1) Where possible, orders will be traded on a "not held" basis. "Not Held" means an instruction on an order to buy or sell securities, indicating that the customer has given the floor broker time and price discretion in executing the best possible trade but will not communicate with the floor broker during such execution or hold the broker responsible if the best deal is not obtained. Client acknowledges that, for purposes of Rule 10b5-1, such activities shall not be deemed to be the independent discretion of Broker concerning how, when or whether to effect trades in the Shares.

--------------------------------------------------------------------------------

  BROKERAGE SERVICES PROVIDED BY FIDELITY BROKERAGE SERVICES LLC. MEMBER NYSE,
                                     SIPC.
    ACCOUNTS CARRIED BY NATIONAL FINANCIAL SERVICES LLC. MEMBER NYSE, SIPC.

                                                                          2 of 6

                              III. ADDITIONAL TERMS

- If Broker cannot effect any trade of Shares for any of the reasons described in Section B(14) of the Terms and Conditions of this Trading Plan, then Broker should: (check no more than one of the following)

      [X]   execute the trade on the next possible business day

            (NOTE: please understand that if you check this box you are changing your day-only limit orders to limit orders for a significant or unspecified duration - if this is not what you want, you should check the THIRD box instead).

      [ ] cancel the trade and add the unfilled trade to the next trade located on the same trading grid of this Instruction Form

            (NOTE: please be realistic about whether the market will accommodate your volumes on later sale dates if too many rollovers occur under this option. If you have a concern that Shares may be left unsold at the end of your trading plan, you may wish to seriously consider checking the THIRD box instead.).

      [ ] cancel the trade altogether and proceed only with the remaining trades on this Instruction Form.

Please be advised that, notwithstanding your choice above, the THIRD action will be imposed uniformly in the event that a Trading Plan is unilaterally suspended by the Issuer and we deem the suspension to be permissible. See Section A(5) of the Trading Plan in this regard.

- Share amounts listed shall be increased or decreased to reflect stock splits or other similar changes or corporate actions in Issuer's capitalization that may occur prior to execution of the trades.

- Limit price orders are at the limit price or better, beginning at the opening of regular market trading hours on the specified trade date(s) and expiring at the close of regular market trading hours on the trading date(s).

- The instructions contained herein are subject in all respects to the terms and conditions of the Trading Plan to which this Instruction Form is attached.

- Once completed, please fax this completed 10b5-1 Trading Plan to 603-864-2040 and overnight mail it to 200 LIBERTY STREET, NY5M, NEW YORK, NEW YORK 10281 ATTN: RESTRICTED STOCK SERVICES.

                                 IV. SIGNATURES

Client agrees to all of the terms and conditions set forth on this Instruction Form, as may be amended from time to time, the attached 10b5-1 Terms and Conditions, and all applicable exhibits hereto (collectively, the "AGREEMENT"), INCLUDING BUT NOT LIMITED TO A PRE-DISPUTE ARBITRATION CLAUSE CONTAINED IN
SECTION 18 OF THE CUSTOMER AGREEMENT.

CLIENT                            ACKNOWLEDGED BY: RSA SECURITY INC.
                                                    Enter Name of Issuer

By: /s/ Jeffrey D. Glidden
    -------------------------     By:  /s/ Kathryn L. Leach
                                       -----------------------------------------

Name: Jeffrey D. Glidden          Name: Kathryn L. Leach

Title: Senior VP & CFO            Title: Asst. Secretary & Asst. General Counsel

Date: 12/9/04                     Date: 12/9/04

ACCEPTED BY FIDELITY BROKERAGE

SERVICES LLC

By: /s/ Mark Katzelnick
    -------------------

Name: MARK KATZELNICK

Title: SVP

Date:

--------------------------------------------------------------------------------

        BROKERAGE SERVICES PROVIDED BY FIDELITY BROKERAGE SERVICES LLC.
                               MEMBER NYSE, SIPC.
    ACCOUNTS CARRIED BY NATIONAL FINANCIAL SERVICES LLC. MEMBER NYSE, SIPC.

                                                                          3 of 6

                   10b5-1 TRADING PLAN - TERMS AND CONDITIONS

      THIS TRADING PLAN is adopted by Client and Fidelity Brokerage Services LLC, a Delaware limited liability company ("Broker"), in compliance with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      WHEREAS, Client wishes to provide instructions to Broker as to how, when and whether to conduct purchases or sales (and/or donations to charitable institutions in contemplation of sales by such institutions) of securities of the Issuer in compliance with Rule 10b5-1 under the Exchange Act as set forth in the foregoing Instruction Form (the "Shares"); and

      WHEREAS, the Shares may include Shares that Client has or will have the right to acquire under outstanding employee stock options of the Issuer ("Options") and/or Shares ("Benefit Plan Shares") issued or to be issued to Client based upon Client's participation in one or more of Issuer's employment compensation plans, which is either listed on Schedule A to the Issuer's Recordkeeping and Administrative Services Agreement entered into with Fidelity Stock Plan Services, LLC ("SPS"), in the event that the Issuer is an SPS client (an "SPS Customer") and such plan(s) are serviced by SPS as the plan sponsor, or in any other case which plan is attached hereto as Exhibit 1 (collectively in either case, the "Employee Benefit Plan"); and

      WHEREAS, Issuer has acknowledged that this Trading Plan is consistent with Issuer's insider trading policies as such are in effect as of the date hereof, and Broker has agreed to accept the instructions under this Trading Plan.

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

A. IMPLEMENTATION OF TRADING PLAN.

1. Client hereby instructs Broker to conduct purchases, sales or donations of the Shares and, if applicable, exercise of the Options in accordance with the attached Instruction Form, which Instruction Form forms a part of and is subject to these Terms and Conditions.

2. If any trading date specified on the Instruction Form is a day on which brokers or dealers are authorized or obligated by law, regulation or executive order to close in New York, New York (an "Exempt Day"), such date will be construed to mean the next calendar day which is not an Exempt Day.

3. At least one business day must lapse between the effective date of this Trading Plan and the earliest trading date set forth on the Instruction Form. Client understands and acknowledges that all proposed trades under this Trading Plan are subject to Broker's completion of customary due diligence, and that many of these procedures are dependant upon the timely cooperation of Client and Issuer; Broker will not be responsible for any losses or damages (including but not limited to lost opportunity) resulting from any delays in trading caused, in whole or in part, by Broker's unsuccessful good faith efforts to complete customary due diligence concerning any aspect of this Trading Plan. Client acknowledges that Client is aware of and understands, and has put Issuer on notice concerning, what "customary due diligence" means in the context of this Trading Plan and the proposed trades hereunder.

4. In consideration of Broker's acceptance of the instructions under this Trading Plan, Client acknowledges that Client has read, understands and agrees to the terms set forth in the customer agreement (the "Customer Agreement") governing the Client's account referenced in the Instruction Form (the "Client Account"), which Customer Agreement shall control in the event of any inconsistencies between the Customer Agreement and this Trading Plan. Client also understands that the Client Account is carried by National Financial Services LLC, an affiliate of Broker.

5. This Trading Plan is effective as of the execution date of the Instruction Form and terminates upon the earlier of (i) the Termination Date set forth in
Item I of the Instruction Form; (ii) the completion of all trades under this Trading Plan; (iii) the termination of the Client Account in accordance with the Customer Agreement; (iv) the termination of this Trading Plan in conformity with Section E(5) hereof; (v) the first available date that does not fall within a quarterly or special blackout of Issuer after which Broker has received notice from Client of the liquidation, dissolution, bankruptcy or insolvency of Client or the termination of Client's employment with Issuer or (vi) the death of Client. Notwithstanding the foregoing, Broker shall suspend trading under this Trading Plan, in whole or in part as appropriate, upon notification by Issuer's General Counsel that the Issuer's Board of Directors, or equivalent governing body, has imposed in good faith an imposition of trading restrictions on the Client (an "Issuer Restriction"), such as a stock or debt offering requiring an affiliate lock-up, provided that Issuer's General Counsel has provided Broker with at least two (2) business days prior written notice, signed by Issuer's General Counsel and delivered in accordance with Section E(6) hereof, of such Issuer Restriction (a "Trading Suspension Notice") Any such trading suspension shall be lifted when Broker is notified in writing by Issuer's General Counsel that such Issuer Restrictions have terminated (a "Trading Suspension Release"). Broker shall resume effecting trades in accordance with this Trading Plan as soon as practicable after delivery of the Trading Suspension Release. Any unexecuted trades that would have been executed in accordance with the terms of Appendix A but for the Trading Suspension Notice shall be deemed to be cancelled and shall not be executed pursuant to this Trading Plan.

6. Client agrees to deliver promptly Shares now or hereafter coming into Client's possession that are subject to sale or donation under this Trading Plan, including, if applicable, Benefit Plan Shares, for so long as sales or donations are to be conducted under this Trading Plan, all of which Shares shall be deposited into the Client Account in the name of and for the benefit of Broker. Broker shall withdraw Shares from the Client Account in order to effect sales or donations of Shares under this Trading Plan. Broker agrees to notify Client promptly if at any time during the term of this Trading Plan the number of Shares in the Client Account is less than the number of Shares remaining to be sold pursuant to this Trading Plan, unless such shortfall will be eliminated in the ordinary course by the exercise of Options in accordance with this Trading Plan. To the extent that any Shares remain in the Client Account upon termination of this Trading Plan, Broker agrees to return such Shares promptly to Issuer's transfer agent for re-legending to the extent that such Shares would then be subject to transfer restrictions in the hands of Client.

7. (a) If this Trading Plan covers exercises of Options, then Client agrees to make appropriate arrangements with Issuer and its transfer agent and Employee Benefit Plan administrator to permit Broker to furnish notice to Issuer of the exercise of the Options and to have underlying Shares delivered to Broker as necessary to effect sales or donations under this Trading Plan. Shares received upon exercise of Options shall be delivered to the Client Account. In this regard:

      (i) In the event Issuer is not an SPS Customer, Client agrees to complete, execute and deliver to Broker from time to time Broker's customary forms of Employee Stock Option Notice of Intent and Agreement for the exercise of Options pursuant to this Trading Plan, at such times and in such numbers as Broker shall request;

      (ii) Client hereby authorizes: (1) Broker to serve as Client's agent and attorney-in-fact to cause said Shares to be issued upon payment (or eligible margin credit, if applicable) of the Option exercise price and, in the event Issuer is not an SPS Customer, receipt from Client of the properly endorsed Employee Stock Option Notice of Intent and Agreement and (2) Broker, Issuer and/or Issuer's stock plan administrator to exchange information regarding the acquisition and disposition of said Shares, including, without limitation, notification of the sale or donation of Shares acquired as the result of exercise of a stock option and verification by Issuer of tax withholding;

      (iii) On each day that sales or donations are to be made under this Trading Plan (or, in the event that Client owns a portion of Shares directly and not pursuant to Options, on any day that the number of Shares in the Client Account is less than the number of Shares to be sold on such day), Broker shall exercise a sufficient number of Options to effect such sales or donations in the manner specified on the Instruction Form. Broker shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Shares; and

      (iv) Broker shall, in connection with the exercise of Options, remit to Issuer the exercise price thereof, which amount shall be deducted from the proceeds of sale of the Shares together, if applicable, with any margin credit interest then accrued in favor of Broker, which interest Broker shall compute in accordance with its customary practices.

(b) If this Trading Plan covers:

      (i) Benefit Plan Shares, then Client shall provide written notice to Broker at any time when Issuer amends or terminates the related Employee Benefit Plan, together with a written copy of any such amendment(s), as soon as practicable but in any event no later than two (2) business days after Client receives notice thereof from Issuer. If Client changes or terminates any contribution elections during a contribution election period where Client is instructing Broker on Appendix A to sell all or a percentage of the Purchase Plan Shares that Client expects to receive pursuant to such contribution election, as opposed to specifying on Appendix A an actual number of shares that Broker should sell, Client shall provide written notice to Broker of such contribution election change or termination as soon as practicable but in any event no later than two (2) business days after Client effects any such change, which written notice must be accompanied by Client's representation that (a) Client was not in possession of any material nonpublic information concerning Issuer or its securities when Client effected such change and (b) such change was made in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws; and/or

      (ii) equity swap arrangements involving Shares, then Client shall provide written notice to Broker at any time when Client changes the terms of such equity swap arrangement after the effective date thereof, together with a written copy of any such change(s), as soon as practicable but in any event no later than two (2) business days after Client effects such change, which written notice must be accompanied by Client's representation that (a) Client was not in possession of any material nonpublic information concerning Issuer or its securities when Client effected such change and (b) such change was made in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws.

B. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CLIENT.

Client makes the following representations, warranties and covenants to Broker:

1. Client has all requisite power and authority to adopt this Trading Plan and to carry out its obligations hereunder. The execution and delivery of this Trading Plan and the performance of the obligations of Client hereunder have been duly authorized and approved by all necessary action on the part of Client, and no other proceedings on the part of Client are necessary to authorize and approve this Trading Plan and the transactions contemplated hereby. This Trading Plan has been duly executed by Client and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

--------------------------------------------------------------------------------

        BROKERAGE SERVICES PROVIDED BY FIDELITY BROKERAGE SERVICES LLC.
                               MEMBER NYSE, SIPC.
    ACCOUNTS CARRIED BY NATIONAL FINANCIAL SERVICES LLC. MEMBER NYSE, SIPC.

                                                                          4 of 6

2. The execution, delivery and performance by Client of this Trading Plan does not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or result in a violation of any of the terms or requirements of any legal or contractual requirement or order to which Client may be subject, nor does this Trading Plan require any consent, waiver, authorization or approval of any person or entity other than Client, Issuer and Broker. Client shall immediately notify Broker if Client becomes subject to a legal, regulatory or contractual restriction or undertaking that would prevent Broker from carrying out its obligations under this Trading Plan.

3. If this Trading Plan covers:

      (i) Benefit Plan Shares, then during the term of this Trading Plan, Client shall comply with the terms of the Employee Benefit Plan and, for any contribution election period during the term of this Trading Plan that Client has instructed Broker on Appendix A to sell all or a percentage of the Purchase Plan Shares that Client expects to receive based upon a contribution election, rather than specifying on Appendix A the actual number of shares Broker should sell, Client shall not (x) directly or indirectly cause the Employee Benefit Plan to be amended or terminated, (y) amend or terminate such contribution elections under the Employee Benefit Plan, or (z) otherwise take any direct or indirect action having an impact upon the number of Benefit Plan Shares committed to be purchased by Client under the Employee Benefit Plan, at any time with respect to clauses (x), (y) and (z) when Client has material nonpublic information concerning Issuer or its securities and/or as a part of a plan or scheme to evade compliance with this Trading Plan or the federal securities laws; and/or

      (ii) equity swap arrangements involving Shares, then during the term of this Trading Plan, Client shall comply with the terms of such equity swap arrangements and shall not (x) directly or indirectly cause the equity swap arrangement to be amended or terminated, (y) amend or terminate such equity swap arrangement, or (z) otherwise take any direct or indirect action having an impact upon the number of Shares committed under such equity swap arrangement, at any time with respect to clauses (x), (y) and (z) when Client has material nonpublic information concerning Issuer or its securities and/or as a part of a plan or scheme to evade compliance with this Trading Plan or the federal securities laws.

4. The execution date of this Trading Plan does not fall within any quarterly or special blackout period of Issuer.

5. In the event that this Trading Plan covers sales or donations of Shares, Client has, or when Shares to be sold or donated under this Trading Plan are issued and delivered to Broker, will then have, valid and marketable title to the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, other than pursuant to (a) this Trading Plan, (b) compliance by Client with the exercise provisions of the Options, if this Trading Plan covers Options, (c) compliance by Client with the terms of the Employee Benefit Plan, if this Trading Plan covers Purchase Plan Sales and (d) compliance by Client with the terms of equity swap arrangements covering Shares, if this Trading Plan covers Shares subject to equity swap arrangements.

6. As of the execution date hereof, Client is not aware of any material nonpublic information concerning Issuer or its securities. Client is entering into this Trading Plan in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws. Client is currently permitted to trade in Shares in accordance with Issuer's insider trading policies and has obtained the approval or acknowledgement of Issuer's counsel to enter into this Trading Plan.

7. Within five (5) days of the execution date of this Trading Plan, Client shall file a copy of this Trading Plan with the Chief Financial Officer or General Counsel of Issuer.

8. If the shares are "restricted securities" and/or Client may be deemed an "affiliate" of Issuer, as such terms are defined in Rule 144, then within five
(5) days of the first date on which sales, if any, can be made under this Trading Plan, and within five (5) days of each three-month anniversary of such first date (providing that on such anniversary any sales of Shares remain pending under this Trading Plan), Client shall execute and deliver to Broker a certification disclosing trades made by Client and its related parties within the three months preceding such first date or three-month anniversary date, as the case may be, for purposes of determining compliance of sales to be made under this Trading Plan with Rule 144 under the Securities Act of 1933, as amended.

9. If Client is an institution, Client has implemented reasonable policies and procedures to ensure that the individuals authorized to enter into this Trading Plan on its behalf are not aware, as of the date hereof, of any material nonpublic information concerning Issuer or its securities and, to the knowledge of Client, no such individual is aware of any such information.

10. Client agrees that Client shall not, directly or indirectly, communicate any material nonpublic information relating to the Issuer or its securities to any employee of Broker or its affiliates.

11. Client will not enter into any new, or change any existing, corresponding or hedging transaction or position with respect to the Shares for so long as this Trading Plan is in effect.

12. Client agrees to (i) comply with all applicable laws in connection with the performance of this Trading Plan, including, without limitation, Sections 13 and 16 of the Exchange Act and the respective rules and regulations promulgated thereunder; and Rule 144, and (ii) make all filings, if any, required under Rule 144 and Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Client, and to indicate on any such filing, by means of an appropriate footnote or footnotes, as the case may be, that the applicable transactions were effected under a contract, plan or instruction in accordance with Rule 10b5-1 under the Exchange Act.

13. Client agrees not to take, and agrees to cause any related party (including any person or entity with which Client would be required to aggregate sales of Shares pursuant to paragraph (a)(2) or (e) of Rule 144) not to take, any action that would cause this Trading Plan not to comply with Rule 144, or Section 16 of the Exchange Act, including, without limitation, any action that would (i) violate Rule 144 volume limitations or (ii) trigger Section 16 short-swing liability.

14. Client understands that Broker may not be able to effect a transaction under this Trading Plan due to (i) any of the extraordinary events set forth in Sections 15 or 16 of the Customer Agreement, as the case may be; (ii) any of the events described in Sections A(3) of this Trading Plan; (iii) a legal, regulatory or contractual restriction or suspension applicable to Client, Client's affiliates, Broker or Broker's affiliates (including the volume limitations of Rule 144); (iv) failure of Broker to receive Shares, including Benefit Plan Shares or Shares subject to equity swap arrangements, or delay in Broker's receipt of such shares for deposit into Client's account, if applicable, whether or not such failure or delay is consistent with the terms of the Employee Benefit Plan, equity swap or any other agreement to which Broker is not a controlling party; (v) if this Trading Plan covers Options, and on Instruction Form Client places a market order with respect to Shares subject to Options, failure of the market price for such Shares to exceed the exercise price of such Options on the exercise date or (vi) a suspension, expiration, termination or unavailability of any applicable registration statement related to Issuer. If Broker cannot effect any trade in Shares for any of the reasons described herein, then Broker shall follow Client's instructions set forth in
Section III of the Instruction Form with respect to such trade(s). Client agrees that Broker shall be entitled to rely on a Trading Suspension Notice or a Trading Suspension Release (each as defined in Section A(5) above) as either may impact trading under this Trading Plan, so long as such notice or release is on letterhead of the Issuer and signed by a person representing himself or herself as the General Counsel of the General Counsel of Issuer, and Broker acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances, and without knowledge that would cause such reliance to be unwarranted.

15. Client has consulted with his or her own advisers as to the legal, tax, business, financial and related aspects of, and has not relied on Broker or any person affiliated with Broker in connection with Client's adoption and implementation of, this Trading Plan.

16. Client has been furnished with a copy of the Customer Agreement, including the margin account agreement and disclosure of potential for stock buy-ins, and Client has read, understands and agrees to be bound by its terms and conditions as they are currently in effect and as they may be amended in the future. Client understands that the Customer Agreement shall control in the event of any inconsistencies between the Customer Agreement and this Trading Plan.

17. If this Trading Plan covers Options, then Client further represents and warrants the following to Broker (as of the effective date and as of the date of exercise of the Options):

(a) The Options were granted in connection with Client's employment or directorship, Client is authorized to exercise them, and (unless the shares are being sold pursuant to Rules 144 and 701 under the Securities Act) Client has received from Issuer a prospectus covering the sale of the Shares subject to Options.

(b) Client understands that the exercises of the Options and the subsequent sales of the Shares subject to Options may have significant tax consequences. Client further understands that Broker and its employees are not authorized to give Client tax or investment advice, and has consulted other sources Client deems appropriate in connection with Client's transactions.

(c) Client agrees that Broker will not exercise any independent discretion in determining how, when or whether to exercise the Options other than in the ordinary course of business in accordance with the instructions set forth in this Trading Plan.

(d) Client agrees to be liable for any dividends, stock splits and/or spin-offs that may take place between the date of sale of Shares subject to Options and the issuance date of such Shares.

(e) Client understands that if there is an extension of credit by Broker for Option exercises and payment of any required withholding for taxes and certificate issuance fees will result in a debit balance in the Client Account. Broker shall charge interest on all such credit extensions, and all transactions in the Client Account will be subject to the provisions of the Customer Agreement.

18. If this Trading Plan covers Benefit Plan Shares, then Client further represents and warrants the following to Broker (as of the effective date and as of the date of purchase of the Benefit Plan Shares):

(a) The Benefit Plan Shares are granted in connection with Client's employment or directorship, Client is authorized to purchase them, and Client has received from Issuer a prospectus covering the sale of the Benefit Plan Shares to Client.

(b) Client understands that trades in Benefit Plan Shares under this Trading Plan may have significant tax consequences. Client further understands that Broker and its employees are not authorized to give Client tax or investment advice, and has consulted other sources Client deems appropriate in connection with Client's transactions.

(c) Client agrees that Broker will not exercise any independent discretion in determining how, whether or when to purchase Benefit Plan Shares.

--------------------------------------------------------------------------------

        BROKERAGE SERVICES PROVIDED BY FIDELITY BROKERAGE SERVICES LLC.
                               MEMBER NYSE, SIPC.
    ACCOUNTS CARRIED BY NATIONAL FINANCIAL SERVICES LLC. MEMBER NYSE, SIPC.

                                                                          5 of 6

C. LEGAL COMPLIANCE; AGENT DUTIES.

1. It is the intent of the parties that this Trading Plan satisfy the affirmative defense conditions of Rule 10b5-1(c) and comply with the requirements of Rule 10b5-1, including, without limitation, the requirement under Rule 10b5-1(c) that Client not be permitted to exercise any influence subsequent to the effective date of this Trading Plan over how, when or whether to effect trades in the Shares.

2. Client agrees that Broker, in performing its duties under this Trading Plan, is acting solely as agent for Client and shall not by reason thereof assume any fiduciary or advisory relationship with Client rightly borne by Issuer. Nothing in this Trading Plan shall be construed as to impose upon Broker any further obligation to exercise discretion over how, when or whether to effect trades in the Shares.

3. Client is the sole obligor with respect to any taxes due upon any sale of Shares and upon the exercise of Options under this Trading Plan, as the case may be, and Broker shall have no obligation with respect to such taxes; furthermore, Broker shall not be required to withhold any such taxes from the proceeds of any sale of Shares under this Trading Plan to be delivered to Client.

4. In respect of any sales of Shares under this Trading Plan, if such Shares are "restricted securities" and/or Client may be deemed an "affiliate" of Issuer, as such terms are defined in Rule 144, then Broker will complete on behalf of Client and file with the appropriate authorities the required Forms 144 of Client, provided that Client has complied with its covenant set forth in Section B(8) above with respect to each such filing. Client understands and agrees that such Forms 144 shall provide (i) that the sales are being made pursuant to a Rule 10b5-1 Trading Plan, (ii) the date on which such Trading Plan was adopted and (iii) that Client's knowledge speaks as of the date such Trading Plan was adopted. Client shall cooperate with Broker to execute and file any modifications to an effective Form 144 in order to comply with the foregoing sentence.

5. (a) If Client indicates on Instruction Form that Issuer will file Form 4 statements on Client's behalf consistent with Issuer's designation of Client as a "Section 16 reporting person," then Broker will endeavor to transmit to Issuer, in writing, the details of any trade executed under this Trading Plan within one business day of the trade execution (in each case, a "Broker Trade Notification").

(b) Client acknowledges that under certain circumstances Broker may need to amend a Broker Trade Notification due to changes to information that are not evident until the settlement date of the transaction that was subject to such notification -- for example, changes to purchase or sale prices triggered by challenge-based trade corrections. Broker agrees to endeavor to notify Issuer of any such changes within a reasonable amount of time by transmitting an amended Broker Trade Notification to Issuer. Client acknowledges that such amended notifications will reach Issuer after the passing of the two-business day Form 4 filing deadline imposed by Section 16(a) of the Exchange Act. Client agrees that in the event Broker transmits such an amended Broker Trade Notification to Issuer, Client will work directly with Issuer to determine whether Client will then be required, based upon the changes disclosed in said amended Broker Trade Notification, to amend any of Client's Section 16 statements or other public disclosure Client previously made regarding the transaction that was the subject of the original Broker Trade Notification.

(c) Client acknowledges that Broker is performing the services that are the subject of this Section C(5) solely as a customer service and an accommodation to Client and acknowledges further that Broker will not be liable for any claim, loss, damage or expense (including, but not limited to attorneys' fees) arising out of failure by Broker to provide any of said services.

D. INDEMNIFICATION; LIMITATION OF LIABILITY.

Client agrees to indemnify and hold harmless Broker, its affiliates and their respective directors, officers and employees from and against all claims, losses, damages, costs and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, "Losses") arising out of or attributable to this Trading Plan, including, without limitation, any inaccuracy of any representation, warranty, statement of agreement or understanding made by Client herein, any breach by Client of this Trading Plan or any violation by Client of applicable laws or regulations, except to the extent that any such Losses arise out of acts of gross negligence, bad faith or willful misconduct on the part of Broker or any of its affiliates in performing their obligations hereunder. Client will reimburse Broker for any and all fees, costs and expenses of any kind reasonably incurred by Broker as a result of any such Losses. This indemnification shall survive termination of this Trading Plan.

E. GENERAL PROVISIONS.

1. Each party shall, upon the request of the other, execute, acknowledge and deliver to the other any information, document or instrument that may be required to accomplish the intent of this Trading Plan. Each party agrees to cooperate to effectuate the intent of this Trading Plan and shall take all appropriate action necessary or useful in doing so.

2. This Trading Plan shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably consent to the jurisdiction of the courts of the County of New York, State of New York or the United States of America for the Southern District of New York and elect such court or courts as the sole judicial forum for the adjudication of any matters arising under or in connection with this Trading Plan.

3. In the event that any provision of this Trading Plan is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Trading Plan shall remain in full force and effect.

4. Any amendment of this Trading Plan shall: (a) be in writing and signed and dated by Client and Broker; (b) be filed with Issuer's Chief Financial Officer or General Counsel within five (5) business days after the effective date of such amendment; (c) not be made during any quarterly blackout period or any special blackout period of Issuer; (d) be accompanied by Client's representation that (i) Client was not in possession of any material nonpublic information concerning Issuer or its securities when Client modified this Trading Plan and
(ii) this Trading Plan is being modified in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws; and (e) not become effective until the completion of Broker's customary due diligence in respect of the amendment (in this regard, Client reaffirms his/her understandings in Section A(3) regarding the meaning of "customary due diligence"). There may be no more than one amendment under this Section E(4) during any fiscal quarter of Issuer.

5. Any termination of this Trading Plan by Client must be: (i) in writing and signed and dated by Client and Broker; and (ii) filed with Issuer's Chief Financial Officer or General Counsel within five (5) business days after the effective date of such termination.

6. All notices, requests, demands and other communications under this Trading Plan shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given;
(ii) on the date when receipt by addressee is confirmed in writing, if sent via facsimile transmission to the facsimile number given below; or (iii) on the first business day with respect to which a reputable air courier guarantees delivery; to the party as follows:

If to Client:     See Instruction Form

If to Broker:     Fidelity Brokerage Services LLC
c/o National Financial Services LLC
200 Liberty Street, NY5M
New York, NY 10281
Attention: Restricted Stock Services, 10b51
Fax: (603) 864-2040

Copy to:          FMR Corp. Legal Department
200 Liberty Street, NY5M
New York, NY  10281
Attention:  Brian A. Williams, Esq.
Fax: (617) 385-2940

Any party may change its address for the purpose of this Section E(6) by giving the other parties written notice of its new address in the manner set forth above.

7. This Trading Plan, together with the Instruction Form and any exhibits hereto or thereto, contains the entire understanding between the parties with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

8. This Trading Plan may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a single document.

                 ~ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ~

  BROKERAGE SERVICES PROVIDED BY FIDELITY BROKERAGE SERVICES LLC. MEMBER NYSE, SIPC. ACCOUNTS CARRIED BY NATIONAL FINANCIAL SERVICES LLC. MEMBER NYSE, SIPC.

                                                                          6 of 6

                                  ATTACHMENT A
                        SALES PLAN: 10 B 5-1 RSA SECURITY
                     ALL ORDERS ARE TO BE EXERCISED AND SOLD

Grant Prices    Date Range:             Exercise & Sell Plan
------------    -----------             --------------------
Q1 2005         2/10/2005-3/2/2005      Order 1                 Order 2     Total
$2.93           Limit Prices            $ 18.00                 $ 20.00

Grant id        Shares to be Sold        10,000                  10,000     20,000

                Date Range:
$13.12          2/21/2005-3/2/2005      Order 3                 Order 4
Grant id        Limit Prices            $ 22.00                 $ 24.00

                Shares to be Sold        10,000                  10,000     20,000

Q2 2005         Date Range:
                5/4/2005-6/1/2005       Order 5                 Order 6     Total
$ 2.93          Limit Prices            $ 18.00                 $ 20.00

Grant id        Shares to be Sold        10,000                  10,000     20,000

                Date Range
$13.12          5/23/2005-6/1/2005      Order 7                 Order 8
Grant id        Limit Prices            $ 22.00                 $ 24.00

                Shares to be Sold        10,000                  10,000     20,000

Q3 2005         Date Range
                8/3/2005-9/1/2005       Order 9                 Order 10    Total
$ 2.93          Limit Prices            $ 18.00                 $ 20.00

Grant id        Shares to be Sold        10,000                  10,000     20,000

                Date Range
$13.12          8/22/2005-9/1/2005      Order 11                Order 12
Grant id        Limit Prices            $ 22.00                 $ 24.00

                Shares to be Sold        10,000                  10,000     20,000

Q4 2005         Date Range
                11/2/2005-12/2/2005     Order 13                Order 14    Total
$ 2.93          Limit Prices            $ 18.00                 $ 20.00

Grant id        Shares to be Sold        10,000                  10,000     20,000

                Date Range
$13.12          11/21/2005-12/2/2005    Order 15                Order 16

Grant id        Limit Prices            $ 22.00                 $ 24.00
                Shares to be Sold        10,000                  10,000     20,000

NOTE: ALL UNSOLD SHARES IN A GIVEN QUARTER ARE TO BE CARRIED OVER TO EACH SUBSEQUENT QUARTER UNTIL PLAN TERMINATION. FOR STOCK OPTIONS WITH THE SAME GRANT PRICE NSO OPTIONS ARE TO BE SOLD FIRST.